UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TARRANT APPAREL GROUP
             (Exact Name of Registrant as Specified in Its Charter)


                   CALIFORNIA                                    95-4181026
(State or Other Jurisdiction of Incorporation or              (I.R.S. Employer
                  Organization)                              Identification No.)


                         3151 EAST WASHINGTON BOULEVARD
                            LOS ANGELES, CALIFORNIA                     90023
                   (Address of Principal Executive Offices)           (Zip Code)

                  TARRANT APPAREL GROUP EMPLOYEE INCENTIVE PLAN
                            (Full Title of the Plan)

                                  PATRICK CHOW
                             CHIEF FINANCIAL OFFICER
                              TARRANT APPAREL GROUP
                         3151 EAST WASHINGTON BOULEVARD
                          LOS ANGELES, CALIFORNIA 90023
                     (Name and Address of Agent for Service)

                                 (323) 780-8250
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                    Proposed
                                                    Maximum
                                       Offering     Aggregate      Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
To Be Registered       Registered (1)  Share (2)    Price (2)         Fee
-------------------    -------------   ---------   -----------   -------------
Common Stock.......      1,500,000      $3.55       $5,325,000      $490.00
================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Employee Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Employee Incentive Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the NASDAQ Stock Market on June 13, 2003.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On November 13, 2000, Tarrant Apparel Group (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-49810) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Tarrant Apparel Group Employee Incentive Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

         THE  FOLLOWING  EXHIBITS  ARE  FILED  AS  PART  OF  THIS   REGISTRATION
         STATEMENT:

         5.1    Opinion of Stubbs Alderton & Markiles, LLP.

         23.1   Consent of Ernst & Young, LLP

         23.2 Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 16th day of June, 2003.

                                        TARRANT APPAREL GROUP
                                        (Registrant)

                                        By:     /S/ PATRICK CHOW
                                              ----------------------------------
                                                Patrick Chow
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints each of Gerard Guez and Patrick Chow as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                          TITLE                        DATE
       ---------                          -----                        ----

     /S/ GERARD GUEZ           Chief Executive Officer and        June 16, 2003
-------------------------      Chairman of the Board of
Gerard Guez                    Directors


     /S/ TODD KAY              President and Vice Chairman        June 16, 2003
-------------------------      of the Board of Directors
Todd Kay


     /S/ PATRICK CHOW          Chief Financial Officer,           June 16, 2003
-------------------------      Treasurer and Director
Patrick Chow


     /S/ LARRY RUSS            Director                           June 16, 2003
-------------------------
Larry Russ


     /S/ STEPHANE FAROUZE      Director                           June 16, 2003
-------------------------
Stephane Farouze


     /S/ MITCHELL SIMBAL       Director                           June 16, 2003
-------------------------
Mitchell Simbal


     /S/ BARRY AVED            Director                           June 16, 2003
-------------------------
Barry Aved


     /S/ JOSEPH MIZRACHI       Director                           June 16, 2003
-------------------------
Joseph Mizrachi


     /S/ MILTON KOFFMAN        Director                           June 16, 2003
-------------------------
Milton Koffman

                                  EXHIBIT INDEX

EXHIBIT
  NO.                  EXHIBIT DESCRIPTION


5.1        Opinion of Stubbs Alderton & Markiles, LLP.

23.1       Consent of Ernst & Young, LLP.

23.2       Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).